Exhibit 99.1

MIRATI THERAPEUTICS ANNOUNCES PROPOSED PUBLIC OFFERING OF COMMON STOCK

SAN DIEGO, Jan. 16, 2019 /PRNewswire/ — Mirati Therapeutics, Inc. (Nasdaq: MRTX) today announced that it intends to offer and sell, subject to market and other conditions, $75.0 million of shares of its common stock in an underwritten public offering. Mirati expects to grant the underwriters a 30-day option to purchase up to an additional $11.25 million of shares of its common stock. All of the shares are being offered by Mirati. There can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Cowen and Company, LLC, Barclays Capital Inc. and Credit Suisse Securities (USA) LLC are acting as joint book-running managers in the offering.

The securities described above are being offered by Mirati pursuant to a shelf registration statement filed by Mirati with the Securities and Exchange Commission (“SEC”) that became automatically effective upon filing. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering, when available, may be obtained from J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (866) 803-9204, or by email at prospectus-eq_fi@jpmchase.com; from Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (800) 831-9146; from Cowen and Company, LLC, c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY, 11717, Attn: Prospectus Department, or by calling (631) 274-2806; from Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by calling (888) 603-5847, or by email at Barclaysprospectus@broadridge.com; or from Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, One Madison Avenue, New York, NY 10010, or by telephone at (800) 221-1037, or by email at ecm.prospectus@credit-suisse.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Mirati Therapeutics

Mirati Therapeutics, Inc. is a clinical-stage oncology company developing product candidates to address the genetic and immunological promoters of cancer. Mirati’s precision oncology clinical programs utilize next-generation genomic testing to identify and select cancer patients who Mirati believes would be most likely to benefit from targeted drug treatment. In immuno-oncology, Mirati is advancing clinical programs where its product candidates have the potential to improve the immune environment of tumor cells and may enhance and expand the efficacy of existing cancer immunotherapy medicines when given in combination. Mirati’s pre-clinical programs include potentially first-in-class and best-in-class product candidates specifically designed to address mutations and tumors where few treatment options exist. Mirati approaches each of its discovery and development programs with a singular focus: to translate its deep understanding of the molecular drivers of cancer into better therapies and better outcomes for patients.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this press release that are not historical facts may be considered “forward-looking statements,” including without limitation statements regarding Mirati’s proposed public offering. Forward-looking statements are typically, but not always, identified by the use of words such as “may,” “will,” “would,” “believe,” “intend,” “plan,” “anticipate,” “estimate,” “expect,” and other similar terminology indicating future results. Forward-looking statements are based on current expectations of management and on what management believes to be reasonable assumptions based on information currently available to them, and are subject to risks and uncertainties. Such risks and uncertainties may cause actual results to differ materially from those anticipated in the forward-looking statements. Such risks and uncertainties include without limitation those associated with market risks and uncertainties and the satisfaction of customary closing conditions for an offering of securities, as well as other risks detailed in Mirati’s recent filings on Forms 10-K and 10-Q with the SEC. Except as required by law, Mirati undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances, or to reflect the occurrence of unanticipated events.

Investor Relations and Media Contact:

Temre Johnson

Director, Investor Relations & Corporate Communications

(858) 332-3562

ir@mirati.com